UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 13, 2017

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

1825 Ponce de Leon Blvd. Suite 178

Coral Gables, Fl. 33134

(Address of Principal Executive Offices)

786-814-5804

(Registrant's telephone number, including area code)

309 Cleveland Ave., Ste 510

Fairmont, WV 26554

888-473-3600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Monday, the 13th day of November, the company accepted the resignation of Paul Muncy from the Chief Executive Officer position. Mr. Muncy served the company with exemplary discipline and fervor; however, the obligations of his currently held technology company that converted coal-to-liquids-fuels required an increasing amount of his attention. In the best interest of the company and its shareholders, Mr. Muncy stepped down as CEO to not divide his time in running two organizations. Mr. Muncy steps down from this position with great respect and recognition from the executive staff and the Board of Directors. During such time following, and until a suitable replacement is decided upon, Mr. John Leufray, the corporation’s Chief Technology Officer (CTO) shall serve the company as its Interim-CEO by appointment of the Board as of Wednesday, the 15th day of November 2017.

On Tuesday, the 14th day of November, the company received in hand written confirmation and certification that Mr. Carlos Hernandez, Jr., has been officially appointed as the “Authorized Legal Representative” to  U.S. Precious Metals de Mexico S.A. de C.V.  This appointment replaces the prior legal representatives, David Cutler and Alicia Espinosa Onofre from this prior official capacity.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US PRECIOUS METALS, INC.

(Registrant)

/s/   John Leufray

Chief Executive Officer